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                                                                    EXHIBIT 12.1

                              MAAX HOLDINGS, INC.

                       RATIO OF EARNINGS TO FIXED CHARGES


                                         PREDECESSOR                          MAAX HOLDINGS, INC.
                       ------------------------------------------------   ----------------------------
                                                              95-DAY         270-DAY      THREE-MONTH
                                                           PERIOD ENDED   PERIOD ENDED    PERIOD ENDED
                        2001     2002     2003     2004    JUNE 3, 2004   FEB. 28, 2005   MAY 31, 2005
                       ------   ------   ------   ------   ------------   -------------   ------------
Net income...........  11,818   14,590   25,425   31,951      1,796          (1,814)            717
Provision for income
  taxes..............   5,672    8,034   15,699   14,247      1,572           1,160          (3,517)
Fixed charges........   7,264    5,843    5,551    7,069      1,893          24,451          10,596
                       ------   ------   ------   ------      -----          ------          ------
                       24,754   28,467   46,675   53,267      5,261          23,797           7,796
                       ------   ------   ------   ------      -----          ------          ------
Fixed charges
Interest expensed or
  capitalized........   5,552    3,875    3,547    4,380      1,199          21,837           9,707
Interest component of
  the rental
  expense............   1,712    1,968    2,004    2,689        694           2,614             889
                       ------   ------   ------   ------      -----          ------          ------
                        7,264    5,843    5,551    7,069      1,893          24,451          10,596
                       ------   ------   ------   ------      -----          ------          ------
Ratio................     3.4      4.9      8.4      7.5        2.8             1.0             0.7
                       ======   ======   ======   ======      =====          ======          ======